Exhibit 10.3

Worldwide Energy and Manufacturing (Nantong) Co., Ltd.

Equity Transfer Agreement

Transferor: Worldwide Energy and Manufacturing USA, Inc. (hereinafter referred to as “Party A”)

Address: 408 North Canal Street, Units A and B, South San Francisco, CA 94080, USA

Legal Representative: Wang Yong

Transferee: Rugao Brother Solar Energy and Technology, Ltd. (hereinafter referred to as “Party B”)

Address: Qifeng Road, Rucheng Town, Rugao City

Legal Representative: Wang Jianjun

Pursuant to the principles of equality and free will, and according to the laws, rules and regulations of the state, Party A and Party B agree to the following terms and conditions regarding the equity transfer between the parties:

1.	Subject, Price ad Registration of the Transfer

(1)	Party A shall transfer 48.9% of the equity interests of Worldwide Energy and Manufacturing (Nantong) Co., Ltd. it holds, valued at US$ 4,890,000, to Party B at no cost.

(2)	After effectiveness of this agreement, Party A and Party B shall jointly complete the equity transfer registration with the Administration for Industry and Commerce to reflect such equity change.

2.	Representations and Warranties

(1)
Party A represents and warrants that it has the complete and effective right to dispose of the above-mentioned equity interests to be transferred to Party B, that such equity interests are legitimate, complete, and contain no other restrictions.

(2)
Both parties warrant that this agreement reflects the true intentions of the parties, and that neither party has any unlawful intentions with respect to this agreement.  The negotiation and performance of this agreement will comply with the laws and regulations of the People’s Republic of China.

3.	Delivery and Acquisition of the Rights

(1)	The parties agree that the effective date of this agreement is the date of delivery of the abovementioned equity interests.

(2)
The date of delivery of the equity interests will be the day that the parties transfer and accept the rights and obligations associated with the equity interests which are valued at US$ 4,890,000.  From the date of the delivery, Party A’s rights and obligations associated with 48.9% of the equity interests of Worldwide Energy and Manufacturing (Nantong) Co., Ltd. shall be acquired and undertaken by Party B.

4.	Dispute Resolution

(1)	After the effectiveness of this agreement, the performance and other matters of this agreement shall be governed by the laws, rules, regulations and policies of the People’s Republic of China.

(2)
Any disputes between the parties arising in connection with the performance of this agreement shall be resolved through consultation.  Where no agreement could be reached upon consultation, the parties could bring such disputes the court with proper jurisdiction located at the place of execution of this agreement.

5.	Effectiveness of this Agreement

(1)	This agreement shall become effective upon execution of the parties with seals affixed.

(2)	This agreement is executed in six copies. Each party shall hold one copy and the relevant authority will hold four copies.

Party A: Worldwide Energy and Manufacturing USA, Inc. (signature and seal)	Party B: Rugao Brother Solar Energy and Technology, Ltd. (signature and seal)
March 10, 2010	March 10, 2010

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